Exhibit 10.2

AMENDMENT to WORK ORDER

This Amendment GASOW-STAR100606-00.A.005 to Work Order (“WO”), GASOW-STAR100606-00 effective as of April 1, 2009 (“Effective Date”), between StarTek USA Inc. (“StarTek”), a Delaware corporation, and AT&T Mobility LLC, (“AT&T”) a Delaware limited liability company, on behalf of itself and its Affiliates, amends the work order described below.

RECITALS

WHEREAS, AT&T and StarTek entered into a Master Service Agreement on October 1, 2006 (the “MSA”);

WHEREAS AT&T and StarTek executed Work Order GASOW-STAR100606-00 dated November 30, 2006 (“WO”) pursuant to the MSA to provide services to AT&T Mobility LLC;

WHEREAS AT&T and StarTek desire to amend the term of the WO;

NOW THEREFORE, FOR AND IN CONSIDERATION of the mutual covenants contained herein, the parties agree to amend the WO as follows:

1.  Section 3. “Term” of the WO is hereby deleted in its entirety and it is replaced by the following:

“3. ‘The Term of this SOW shall commence on November 30, 2006 (“Effective Date”), and shall continue until midnight on June 30, 2009 (the “Initial Term).  The SOW may be terminated as allowed in the Agreement or in this SOW.”

2.               Except as amended by this Amendment, the WO is not otherwise modified, revoked or superseded and remains in full force and effect.

3.               This amendment maintains services pending approval of new work order.

IN WITNESS WHEREOF, the parties execute this Amendment as of the Effective Date.

StarTek USA Inc.		AT&T Mobility LLC by its authorized
Representative AT&T Services, Inc.

By:	/s/ A.L. Jones	By:	/s/ Jay Bishop

Printed Name:	A.L. Jones	Printed Name:	Jay Bishop

Title:	CEO	Title:	AVP — Contracting/Sourcing Operations

Date:	4-7-2009	Date:	31 Mar 2009

Proprietary Information

The information contained in this Agreement is not for use or disclosure outside AT&T, StarTek, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.